Exhibit 3.17

19480038 D 1910000274107 FILED 04 28 1992 CHNG Fee Paid $35.00 C. B. ---- Date MAY 1 1992 2		For Use By The Secretary of State FILED April 28, 1992 Deputy Secretary of State A True Copy When Attested By Signature Deputy Secretary of State
STATE OF MAINE

ARTICLES OF AMENDMENT (Amendment by Shareholders Voting as One Class )
Pursuant to 13-A MRSA §§805 and 807, the undersigned corporation adopts these Articles of Amendment:

FIRST:	All outstanding shares were entitled to vote on the following amendment as one class.

SECOND:	The amendment set out in Exhibit A attached was adopted by the shareholders (Circle one)

A. at a meeting legally called and held on. OR December 13, 1991.
B. by unanimous written consent on

THIRD:	Shares outstanding and entitled to vote and shares voted for and against said amendment were:

Number of Shares Outstanding and Entitled to Vote	NUMBER Voted For	NUMBER Voted Against

32.5	32.5	-0-

FOURTH:	If such amendment provides for exchange, reclassification or cancellation of issued shares, the manner in which this shall be effected is contained in Exhibit B attached if it is not set forth in the amendment itself.

FIFTH:	(Complete if Exhibits do not give this information.) If the amendment changes the number or par values of authorized shares, the number of share the corporation has authority to issue thereafter, is as follows:

Class	Series (If Any)	Number of Shares	Par Value (If Any)

N/A

The aggregate par value of all such shares (of all classes and series) having par value is $ .
The total number of all such shares (of all classes and series) without par value is shares.

SIXTH:	Address of the registered office in Maine:	465 Congress St., Portland, ME 04101
(street, city and zip code)

MUST BE COMPLETED FOR VOTE OF SHAREHOLDERS		I. Zaitlin and Sons, Inc.
(Name of Corporation – Typed or Printed)
I certify that I have custody of the minutes showing the above/action by the shareholders.	By*	/s/ Edwin A. Heisler
/s/ Edwin A. Heisler, Clerk		(signature)
(signature of clerk, secretary or asst. secretary)		Edwin A. Heisler, Clerk
(type or print name and capacity)

By*
(signature)

Dated: March 30, 1992
(type or print name and capacity)

*	In addition to any certification of custody of minutes this document MUST be signed by (1) the Clerk OR (2) the President or a vice president AND the Secretary, an assistant secretary or other officer the bylaws designate as second certifying officer OR (3) if no such officers, a majority of the directors or such directors designated by a majority or directors then in office OR (4) if no directors, the holders, or such of them designated by the holders, of record of a majority of all outstanding shares entitled to vote thereon OR (5) the holders of all outstanding shares.

NOTE. This form should not be used if any class of shares is entitled to vote as a separate class for any of the reasons set out in §806. or because the articles so provide. For vote necessary for adoption see §805.

FORM NO MBCA-9 Rev. 80

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EXHIBIT A

TO

I. ZAITLIN AND SONS, INC.

ARTICLES OF AMENDMENT

The Board of Directors is authorized to increase or decrease the number of directors. The minimum number shall be one (1) director and the maximum number shall be seven (7) directors, (13-A M.R.S.A. §703 1 A and 2), but the minimum number of directors shall not be less than the number of shareholders when there are fewer than three shareholders.

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19480038 D 1910000084627
State of Maine
FILED 10 27 1948 ARTI 4

Certificate of Organization of a Corporation under the General Law

The undersigned, officers of a corporation organized at Biddeford, in the County of York and State of Maine at a meeting of the signers of the articles of agreement therefor, duly called and held at the office of Simon Spill, Esqi.n the City of Biddeford on the first day of October, A. D. 19 48, hereby certify as follows:

The name of said corporation is I. Zaitlin and Sons, Inc.

The purposes of said corporation are:

First: To engage in buying and selling, and otherwise acquire, sell, store, lease, and deal in all scrap material, junk, iron, metal, rubber, rage, books, paper, new and used cars, new and used automobile parts and accessories, gasoline, oil, tires, and all other merchandise and commodities of whatsoever nature and character.

Second: To buy, hold, own, sell, hire, lease, mortgage, pledge and otherwise deal in and dispose of real estate, and to erect, manage, care for and maintain, extend and own buildings thereon.

Third: To do any and all things that may be deemed necessary or proper pertaining to the conduct of the aforesaid businesses, and to have and to exercise all the rights, powers, and privileges that may be exercised by corporations formed under the general laws of the State of Maine.

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The amount of capital stock is Fifty Thousand ($50,000) Dollars

The amount of common stock is all

The amount of preferred stock is none

The amount of capital stock already paid in is none

The par value of the shares is one hundred ($100) Dollars

The names and residences of the owners of said shares are as follows:

NAMES	RESIDENCES	NO. OF SHARES
		COMMON	PREFERRED

Isaac Zaitlin	Biddeford, Maine	1

Joseph Zaitlin	Biddeford, Maine	1

Ethel Zaitlin	Biddeford Maine	1

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Said corporation is located at Biddeford, Maine in the County of York

The number of directors is three and their names are:

Isaac Zaitlin, Joseph Zaitlin and Ethel Zaitlin

The name of the Clerk is Simon Spill

and his residence is	Biddeford, Maine

The undersigned,	Isaac Zaitlin	is president;

the undersigned,	Joseph Zaitlin	is treasurer;

and the undersigned,

Isaac Zaitlin, Joseph Zaitlin and Ethel Zaitlin

are a majority of the directors of said corporation.

Witness our hands this first day of October A. D. 1948.

Isaac Zaitlin	President.
Joseph Zaitlin	Treasurer.
Isaac Zaitlin
Joseph Zaitlin
Ethel Zaitlin
Directors.

County of York, SB. October 1, A. D. 1948.

Then personally appeared

Isaac Zaitlin, Joseph Zaitlin and Ethel Zaitlin

and severally made oath to the foregoing certificate, that the same is true.

Before me,

Simon Spill
Justice of the Peace.

State of Maine

Attorney General’s Office, October 18 A.D. 1948.

I hereby certify that I have examined the foregoing certificate, and the same is properly drawn and signed, and is conformable to the constitution and laws of the State.

Abraham Breitbard
Deputy Attorney General.

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COPY	A TRUE COPY OF RECORD
ATTEST:
REGISTER:

NAME OF CORPORATION

I. Zaitlin and Sons, Inc.

YORK SB. Registry of Deeds Received OCT 20 1948 19 at 9 H. - M., A. M., and recorded in Vol. 19 Page 121

Attest:

John G. Smith	Register.

STATE OF MAINE Office of Secretary of State Augusta, Oct. 27, 1948 Received and filed this day. ATTEST: Deputy SECRETARY OF STATE Recorded in Vol. 133 page 70

Minimum Fee $80 (See §1401 sub-§19)
BUSINESS CORPORATION STATE OF MAINE (Merger of Domestic and Foreign Corporations) ARTICLES OF MERGER	File No. 19480038 0 Pages 7 Fee Paid $ 80.00 OCN 1981141200004 MERG ——FILED—— 04/23/1998
KTI RECYCLING OF NEW ENGLAND, INC.
A corporation organized under the laws of DELAWARE
Deputy Secretary of State
INTO
I. ZAITLIN AND SONS, INC.
A corporation organized under the laws of MAINE	A True Copy When Attested By Signature

Pursuant to 13-A MRSA §906, the preceding corporations adopt these Articles of Merger:	Deputy Secretary of State

FIRST:	The Laws of the State(s) of DELAWARE, under which the foreign corporation(s) is organized, permit such merger.

SECOND:	The name of the surviving corporation is KTI RECYCLING OF NEW ENGLAND, INC.; and it is to be governed by the laws of the State of MAINE.

THIRD:	The plan of merger is set forth in Exhibit I attached hereto and made a part hereof.

FOURTH:	As to each participating domestic corporation, the shareholders of which voted on such plan of merger, the number of shares outstanding and the number of shares entitled to vote on such plan, and the number of such shares voted for and against the plan, are as follows:

Name of Corporation	Number of Shares Outstanding	Number of Shares Entitled to Vote	NUMBER Voted For	NUMBER Voted Against
I. ZAITLIN AND SONS, INC.	97.5	97.5	97.5	-0-

FIFTH:	If the shares of any class were entitled to vote as a class, the designation and number of the outstanding shares of each such class, and the number of shares of each such class voted for and against the plan, are as follows:

Name of Corporation	Designation of Class	Number of Shares Outstanding	NUMBER Voted For	NUMBER Voted Against
I. ZAITLIN AND SONS, INC.	COMMON			-0-

SIXTH:

(ME. – 2335 – 10/23/96)

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SEVENTH:	The address of the registered office of the surviving corporation it the State of Maine is*

110 MAIN STREET, SUITE 1308, SACO, MAINE 04072
(street, city, state and zip code)

The address of the registered office of the merged corporation in the State of Maine is*

110 MAIN STREET, SUITE 1306, SACO, MAINE 04072
(street, city, State and zip code)

EIGHTH:	Effective date of the merger (if other than date of filing of Articles) is 4/30/98

(Not to exceed 60 days from date of filing of the Articles)

DATED APRIL 17, 1998		I. ZAITLIN AND SONS, INC.
(participating domestic corporation)

MUST BE COMPLETED FOR VOTE OF SHAREHOLDERS	**By	/s/ SAMUEL M. ZAITLIN
(signature)

I certify that I have custody of the minutes showing the above action by the shareholders.		SAMUEL M. ZAITLIN, PRESIDENT
(type or print name and capacity)

I. ZAITLIN AND SONS, INC.	**By	/s/ ROBERT E. WETZEL
(name of corporation)		ROBERT E. WETZEL, SECRETARY
/s/ ROBERT E. WETZEL		(type or print name and capacity)
(signature of clerk, secretary or asst. secretary)

DATED		KTI RECYCLING OF NEW ENGLAND, INC.
(participating corporation)

MUST BE COMPLETED FOR VOTE OF SHAREHOLDERS	**By	/s/ MARTIN J. SERGI
I certify that I have custody of the minutes showing the above action by the shareholders.		(signature)

MARTIN J. SERGI, PRESIDENT
KTI RECYCLINC OF NEW JERSEY, INC.		(type or print name and capacity)
(name of corporation)	**By	/s/ ROBERT E. WETZEL
(signature)

/s/ ROBERT E. WETZEL		ROBERT E. WETZEL, SECRETARY
(signature of , secretary or		(type or print name and capacity)

NOTE: If a foreign corporation is the survivor of this merger, see §906.4 and §908.3 as to whether Form MBCA-10Ma is required.

*	Give address of registered office in Maine. If the corporation does not have a registered office in Maine, the address given should be the principal or registered office in the State of incorporation.

**	This document MUST be signed by (1) the Clerk OR (2) the President or a vice-president and the Secretary or an assistant secretary, or such other officer as the bylaws may designate as a 2nd certifying officer OR (3) if there are no such officers, then a majority of the Directors or such directors as may be designated by a majority of directors then in office OR (4) if there are no such directors, then the Holders, or such of them as may be designated by the holders, of record of a majority of all outstanding shares entitled to vote thereon OR (5) the Holders of all of the outstanding shares of the corporation.

SUBMIT COMPLETED FORMS TO:	CORPORATE EXAMINING SECTION, SECRETARY OF STATE, 101 STATE HOUSE STATION, AUGUSTA, ME 04333-0101 TEL. (207) 287-4195

FORM NO. MBCA-10C Rev. 96

PLAN OF MERGER

OF

KTI RECYCLING OF NEW ENGLAND, INC.

INTO

I. ZAITLIN AND SONS, INC.

Pursuant to 13-A MRSA §906, the undersigned corporations hereby execute the following Certificate of Merger.

ARTICLE ONE

KTI Recycling of New England, Inc., a corporation organized and existing under the laws of the State of Delaware shall be merged into I. Zaitlin and Sons, Inc., a corporation organized and existing under the laws of the State of Maine, which is hereinafter designated as the surviving corporation and hereby changes it’s name to KTI Recycling of New England, Inc.

The address of the surviving corporation’s registered office is 100 Main Street, Suite 1308, Saco, Maine 04072 and the name of its registered agent at such address is Bradley W. Hughes.

The total authorized capital stock of the surviving corporation shall be 130 shares, itemized by classes, par value of shares, shares without par value of shares, shares without par value, and series, if any, within a class as follows:

Class	Series (if any)	Number of Shares	Par Value Per Share or statement shares are without par value

Common	None	130	$100.00 Par Value

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ARTICLE TWO

The following plan of merger was approved by each of the undersigned corporations in the manner prescribed by the

The name of the surviving corporation shall be changed to KTI Recycling of New England, Inc.

The by-laws of I. Zaitlin and Sons, Inc. shall remain and be the by-laws of the corporation which shall survive the merger until the same shall be altered or amended according to the provisions thereof and in the manner permitted by the statues of the State of Maine, or by this certificate.

The following amendments shall be made to the Certificate of Incorporation of I. Zaitlin and Sons, Inc.

The first annual meeting of the shareholders of the corporation which shall survive the merger, to be held after the effective date of the merger, shall be the annual meeting provided, or to be provided, by the by-laws of the said corporation, for the year 1998.

All persons, who at the date when the Certificate of Merger shall become effective, shall be the executive or administrative officers of KTI Recycling of New England, Inc., shall be and will remain like officers of the corporation which shall survive the merger until the board of directors of such corporation shall elect their respective successors.

The chairman of the board, or the president or a senior vice-president of each of the corporations, parties to this merger, shall sign this certificate on behalf of their respective corporations. This certificate shall then be submitted to the shareholders of each of the corporation’s parties hereto, at a meeting thereof, separately called and held for the purpose of considering and taking action upon the proposed merger. At each such meeting this merger shall be considered and a vote taken thereon in the manner prescribed by 13-A MRSA §906.

A meeting of the board of directors of the corporation which shall survive this merger shall be held as soon as practicable after the date on which this merger shall become effective and may be called in the manner provided in the by-laws of the corporation which shall survive the merger for the calling of special meeting of the board of directors and may be held at the time and place specified in the notice of the meeting.

The corporation which shall survive the merger shall pay all expenses of carrying this agreement into effect and of accomplishing this merger.

When the merger shall have become effective, all and singular, the rights, privileges, powers and franchises of each of the corporation, parties to this merger, whether of a public or a private nature, and all property, real personal and mixed, and all debts due to each of said corporations, on whatever account as well for stock subscriptions as all other things in action or belonging to either of the said corporations shall be vested in the corporation which shall survive this merger; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the corporation which shall survive this merger as they were of the

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corporations, parties hereto, and the title to any real or personal property, whether by deed or otherwise, vested in each of the corporations, parties hereto, shall not revert or be in any way unimpaired by reason hereof; provided, however, that all rights of creditors and all liens upon any property of each of the corporations, parties hereto, shall be preserved unimpaired, limited in lien to the property affected by such liens immediately prior to the time of the said merger, and all debts, liabilities and duties of KTI Recycling of New England, Inc. shall thenceforth attach to the corporation which shall survive this merger and may be enforces against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

It at any time the corporation which shall survive the merger shall consider or be advised that any further assignment for assurances in law or any things are necessary or desirable to vest in the said corporation, according to the terms hereof, the title to any property or rights of KTI Recycling of New England, Inc. the Proper Officers and Directors of said KTI Recycling of New England, Inc. shall and will execute and make all such proper assignments and assurances in law and so all things necessary or proper to vest title in such proper assignments and assurances in law and do all things necessary or proper to vest title in such property or rights in the corporation which shall survive the merger and otherwise to carry out the purposes of this Certificate of Merger.

ARTICLE THREE

As to each corporation whose shareholders are entitled to vote, the number of shares entitled to vote, and the number and designation of the shares of any class or series entitled to vote as a class, are:

Name of Corporation	Total Number of Shares Entitled to Vote	Designation of each Class or Series Entitled to Vote as a Class (if any)	No. of Shares Entitled to Vote of each such Class or Series (if any)

I. Zaitlin and Sons, Inc.	97.5	Common	97.5
KTI Recycling of New England, Inc.	1,500	Common	1,500

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ARTICLE FOUR

As to each corporation whose shareholders are entitled to vote, the number of shares voted for and against the plan respectively, and the number of shares of any class entitled to vote as a class that voted for and against the plan, are:

Name of Corporation	Total Shares Voted For	Total Shares Voted Against	Class	Shares Voted For	Shares Voted Against

I. Zaitlin and Sons, Inc.	97.5	0	Common	97.5	0
KTI Recycling of New England, Inc.	1,500	0	Common	1,500	0

The date or dates of approval by the shareholders of each corporation of the plan of merger is (are):

Corporation:	I. Zaitlin and Sons, Inc.	date of shareholder approval:	April 17, 1998

Corporation:	KTI Recycling of New England, Inc.	date of shareholder approval:	April 17, 1998

ARTICLE FIVE

The plan of merger was approved by the board of directors of

I. Zaitlin and Sons, Inc., the surviving corporation.

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ARTICLE SIX

The effective date of this certificate shall be April 30, 1998.

IN WITNESS WHEREOF each of the undersigned corporations has caused this Certificate of Merger to be executed in its name by its President, as of the 17th day of April, 1998.

I. Zaitlin and Sons, Inc.

By:	/s/ SAMUEL M. ZAITLIN
SAMUEL M. ZAITLIN, President

KTI Recycling of New England, Inc.

By:	/s/ MARTIN J. SERGI
MARTIN J. SERGI, President

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[ILLEGIBLE]
DOMESTIC BUSINESS CORPORATION STATE OF MAINE	File No 20063190DC Pages 3 File No 194800398 D Fee Paid $ 145 DCN 2061181500064 CVDB ——FILED——EFFECTIVE—— 04/28/2006 04/28/2006

ARTICLES OF ENTITY CONVERSION
Deputy Secretary of State
A True Copy When Attested By Signature
KTI Recycling of New England, Inc.
(Name of Corporation Prior to Conversion)
Deputy Secretary of Stale

Pursuant to 13-C MRSA §5955 I, the undersigned corporation executes and delivers the following Articles of Entity Conversion

FIRST:	The name of the corporation is changed as follows (the name must satisfy the organic law of the surviving entity)
KTI Recycling of New England, LLC

SECOND:	The type of unincorporated entity that the surviving entity will be limited liability company

THIRD:	The plan of entity conversion was duly approved by the shareholders in the manner required by this Act and the corporation’s articles of incorporation.

FOURTH:	If the surviving entity is a filing entity, attached is Exhibit A which contains all the provisions required to be set forth in its public organic document with any other desired provisions, that are permitted

For a Domestic Limited Liability Company, attach form MLLC-6-1

For a Domestic Limited Partnership, attach form MLPA-6-1.

FIFTH:	The effective date of the articles of entity conversion (if other than the date of filing of the articles of entity conversion) is .

DATED April 26th, 2006	*By	/s/ John W. Casella
(signature of an officer or other duly authorized representative)

John W. Casella, President
(type or print name and capacity)

*	This document MUST be signed by an officer or other duly authorized representative. (13-C MRSA §955 1)

Please remit your payment made payable to the Maine Secretary of State.

SUBMIT COMPLETED FORMS TO:	CORPORATE EXAMINING SECTION, SECRETARY OF STATE, 101 STATE HOUSE STATION, AUGUSTA, ME 04333-0101 TEL. (207) 624-7740

FORM NO. MBCA-21 (1 of 1) Rev 8/1/2004

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Articles of Organization of Limited Liability Company pursuant to 31 MRSA §622 to accompany the following:

(“X”) one box only.)

☒	Articles of Entity Conversion (13-C MRSA §955 1)

☐	Articles/Certificate of Merger or Share Exchange (13-C MRSA §§1106 and 1107.31 MRSA §417.31 MRSA §741-A)

☐	Articles/Certificate of Inter-Entity Consolidation (31 MRSA §417.31 MRSA §741-A)

☐	Articles/Certificate of Conversion (31 MRSA §418.31 MRSA §746)

(Check box only if applicable.)

☐	This is a professional limited liability company formed pursuant to 13 MRSA Chapter 22-A to provide the following professional services

(type of professional services)

FIRST:	The name of the limited liability company is
KTI Recycling of New England, LLC
(The name must contain one of the following “Limited Liability Company”, “L.L.C.” or “LLC” §603-A 1)

SECOND:	The name of its Registered Agent an individual Maine resident or a corporation, foreign or domestic, authorized to do business or carry on activities in Maine, and the address of the registered office shall be:
CT Corporation System
(name)

One Portland Square, Portland, Maine 04101
(physical location - street (not P O Box, city, state and zip code)

(mailing address of different from above

THIRD:	(“X” one box only.)

☒	A	The Management of the company is vested in a member or members

☐	B	1	The management of the company is vested in a manager or managers The minimum number shall be managers and the maximum number shall be managers.

		2	If the initial managers have been selected, the name and business, residence or mailing address of each manager is

NAME	ADDRESS

	☐	Names and addresses of additional managers are attached hereto as Exhibit , and made a part hereof.

FOURTH:	Other provisions of these articles, if any, that the members determine to include are set forth in Exhibit attached hereto and made a part hereof.

FORM NO. MLLC-6-1 (1 of 2)

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Acceptance of Appointment of Registered Agent

The undersigned hereby accepts the appointment as registered agent for the above-named limited liability company

REGISTERED AGENT	DATED April 26, 2006

(signature)	(type of print name)

For Registered Agent which is a Corporation

Name of Corporation	CT Corporation System

By:	/s/ TAMMY TOFTEROO	TAMMY TOFTEROO ASSISTANT SECRETARY
	(authorized signature)	(type or print name and capacity)

Note: If the registered agent does not sign, Form MLLC-18 (§607 2) must accompany this document

SUBMIT COMPLETED FORMS TO:	CORPORATE EXAMINING SECTION, SECRETARY OF STATE, 101 STATE HOUSE STATION, AUGUSTA, ME 04333-0101 TEL. (207) 624-7740

FORM NO. MLLC-6-1 (2 of 2) Rev. 9-8-2003

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Filing Fee $50.00
DOMESTIC LIMITED LIABILITY COMPANY STATE OF MAINE	File No. 20063190DC Pages 2 Fee Paid $ 50 DCN 2082961900001 LNME —FILED————— 10/21/2008
ARTICLES OF AMENDMENT
Deputy Secretary of State
A True Copy When Attested By Signature
KTI Recycling of New England, LLC
(Name of Limited Liability Company)	Deputy Secretary of State

Pursuant to 31 MRSA §623, the undersigned limited liability company executes and delivers for filing these articles of amendment:

FIRST:	The name of the limited liability company has been changed to (if no change, so indicate)
Casella Recycling, LLC
(The name must contain one of the following “Limited Liability Company”, “L.L.C.” or “LLC”; §603-A 1)

SECOND:	The management of the limited liability company has been changed (if no change, so indicate No change). If changed, “X” one box only.

☐	A.	The management of the company is vested in a member or members.

☐	B	The management of the company is vested in a manager or managers. The minimum number shall be managers and the maximum number shall be managers.

THIRD:	Other amendments to the articles, if any, that the members determine to adopt are set forth in Exhibit attached hereto and made a part hereof

FORM NO MLLC-9 (1 of 2)

[ILLEGIBLE]

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DATED 10/7/2008

Manager(s)/Member(s)*

Director, President and Secretary
(signature)	(type or print name and capacity)

Duly Authorized Person
(signature)	(type or print name and capacity)

(signature)	(type or print name and capacity)

For Manager(s)/Member(s) which are Entities

Name of Entity

By
(authorized signature)	(type or print name and capacity)

Name of Entity

By
(authorized signature)	(type or print name and capacity)

Name of Entity

By
(authorized signature)	(type or print name and capacity)

*Articles MUST be signed by:

(1)	at least one manager OR

(2)	at least one member if the limited liability company is managed by the members OR

(3)	any duly authorized person.

The execution of this certificate constitutes an oath or affirmation under the penalties of false swearing under 17-A MRSA §453

Please remit your payment made payable to the Maine Secretary of State.

SUBMIT COMPLETED FORMS TO:	CORPORATE EXAMINING SECTION, SECRETARY OF STATE, 101 STATE HOUSE STATION, AUGUSTA, ME 04333-0101 TEL. (207) 624-7740

FORM NO. MLLC-9 (2 of 2) Rev. 8/1/2004 [ILLEGIBLE]

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